Exhibit 99

     US AIRWAYS GROUP REPORTS $177 MILLION FIRST QUARTER LOSS

Loss Excluding Reorganization Items Reduced by $105 Million or 37
Percent Year-Over-Year

Unit Revenue Increases 2.4 Percent; Unit Costs Excluding Fuel Down by 3.4 Percent

             Company's Cost Structure Still Greatest Challenge

     ARLINGTON, Va., April 27, 2004 -- US Airways Group, Inc. (NASDAQ: UAIR) today reported a first quarter 2004 net loss of $177 million, which is a $105 million or 37 percent improvement over the first quarter of 2003, excluding reorganization items associated with the company's emergence from bankruptcy. Reported earnings of $1.63 billion for the first quarter of 2003 included unusual gains recognized in connection with the company's emergence from bankruptcy (see Note 5 for a reconciliation).

     Operating revenue for the first quarter improved to $1.70 billion from $1.53 billion for the first three months of 2003, which is a 10.9 percent improvement year-over-year.

     "Our results underscore the need for further changes. While we are seeing year-over-year improvement, we clearly have more to do to ensure long-term success, and we must implement a new cost structure and a revenue plan that allows us to return to profitability," said Bruce R. Lakefield, US Airways president and chief executive officer. "My immediate priority is to communicate with labor leaders and other key stakeholders about our next steps, and then quickly follow that up with negotiations and implementation. With our dedicated employees, strong customer base, and sizeable presence on the East Coast, US Airways has the tools to successfully complete its transformation plan."

     System passenger revenue per available seat mile (PRASM) for the first quarter 2004 was 10.24 cents, up 2.4 percent compared to the first quarter of 2003. Domestically, system PRASM grew 1.4 percent. System statistics encompass mainline, wholly owned airline subsidiaries of US Airways Group, Inc., as well as capacity purchases from third parties operating regional jets as US Airways Express. For US Airways mainline operations only, the PRASM of
9.32 cents was up 1.5 percent.

     System available seat miles (ASMs) were up 8.8 percent, while mainline ASMs increased 6.8 percent during the first quarter. Revenue passenger miles (RPMs) increased 12.5 percent for the full US Airways system, while mainline RPMs increased 10.8 percent. The mainline passenger load factor of 70.2 percent, which was the highest first quarter load factor in company history, was 2.5 percentage points higher than the same period last year and system load factor was up 2.2 percentage points to 68.2 percent. For the quarter, US Airways, Inc.'s mainline operations carried 9.9 million passengers, an increase of 4.5 percent compared to the same period of 2003, while system passengers of 12.7 million were up 7.7 percent. The first quarter 2004 yield for mainline operations of
13.27 cents was down 2.1 percent from the same period in 2003, while system yield was down 1.0 percent to 15.01 cents.

     "Our efforts to add regional jets and strengthen our network are resulting in increased revenues," said B. Ben Baldanza, US Airways senior vice president of marketing and planning. "However, customers increasingly have more options for low, simplified fares, resulting in strong traffic and lower yields. Our transformation plan will capitalize on this market trend by allowing us to profitably offer consistently low fares to our customers."

     The mainline cost per available seat mile (CASM), excluding fuel, of 10.02 cents for the quarter, declined 3.4 percent versus the same period in 2003 (for a reconciliation, see Note 2 to the Selected Airline Operating and Financial Statistics). The first quarter of 2004 included $8 million of non-cash, stock-based compensation related to stock grants given to employees of US Airways' organized labor groups during the restructuring process and $4 million related to the startup of MidAtlantic Airways regional jet operations. During the Chapter 11 restructuring process, the company also substantially restructured its aircraft obligations. As a result of these items, taking aircraft ownership into account and excluding the stock-based compensation and MidAtlantic expenses, CASM excluding fuel improved 6.0 percent for the quarter.

     The cost of aviation fuel per gallon, including taxes, for the first quarter, was 99.40 cents (93.82 cents excluding taxes), up
5.0 percent from the same period in 2003. US Airways' fuel position is 32.5 percent hedged for the second half of 2004 and 5 percent hedged for 2005. Hedges for the second quarter were sold recently to lock-in a gain of $19 million.

     US Airways Group ended the quarter with total restricted and unrestricted cash of approximately $1.64 billion, including $978 million in unrestricted cash, cash equivalents and short-term investments. The company's cash position reflects the impact of the $250 million prepayment of the Air Transportation Stabilization Board (ATSB) loan in March 2004, which reduced the outstanding loan balance to $726 million.

     Excluding the $250 million ATSB loan prepayment and other seasonal changes in restricted cash, US Airways achieved breakeven cash performance during the first quarter.

     "The company continues to make progress in reducing losses and improving cash flow. However, our long-term success will be driven by our ability to achieve competitive costs and implement our transformation plan," said Neal S. Cohen, US Airways executive vice president of finance and chief financial officer. "It is simply stating the obvious, that no business can sustain itself, compete and survive over the long-term if it is not profitable, and our preference is to complete our restructuring on a consensual basis."

Other Highlights
  - Completed all requirements to formally join the Star Alliance on May 4, 2004. Through the Star Alliance, business and leisure customers will be provided a unique and easier travel experience on fifteen of the world's finest airlines with unparalleled access to the most extensive airline network in the world. With the addition of US Airways, the Star Alliance will serve over 750 airports in over 130 different countries.
  - Accepted delivery and began operating the first 72-seat Embraer 170 aircraft, paving the way for the launch of US Airways' new regional jet division MidAtlantic Airways, with first flights from Philadelphia and Pittsburgh on April 4, 2004. The Embraer 170 regional jet is the first aircraft to offer full jet passenger comfort at regional jet costs.
  - Improved operational reliability, completing 98.9 percent of all scheduled flights, which was a company best.
  - Continued to employ new technology to enhance customer service:
     - Increased revenue on usairways.com by 32 percent compared to the first quarter 2003.
     - Enabled multilingual and large party kiosk capabilities. Customers also can now use kiosks for international check-in.
     - Continued to roll out installation of self-service kiosks. By the end of the year, 565 kiosks will be operational at 87 airports.
  -  - Enhanced onboard services:
         - Upgraded Envoy Class service for all transatlantic flights.
         - Initiated the ability to purchase in flight meals online. Expect full roll out to Dividend Miles members by mid-summer.
  - Expanded international reach by adding new nonstop service between Philadelphia and Glasgow, Scotland, beginning May 2004.

     A conference call will be held with analysts from the investment community today at 11 a.m. Eastern time. The media and other interested parties are invited to listen via a special
Webcast on US Airways' Web site at
http://investor.usairways.com/medialist.cfm.

     Participants must log on at least five minutes prior to the call to register. An archive of the conference call also will be available at usairways.com for one year from completion of the call. A telephone replay of the call will be available through 11 a.m., Eastern time, April 30, 2004, by calling 973-341-3080, PIN 4705658.

     The Webcast must be accessed using Real Player or Media
Player, either of which can be installed on respective computers through the US Airways Web site by following the instructions shown on the Investor Presentations page (URL listed above). The download is free and should take approximately 10 minutes.

     Members of the media needing additional information should contact US Airways Corporate Affairs at 703-872-5100. Analysts should contact US Airways Investor Relations at 703-872-7923.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group, Inc. (US Airways Group or the Company) with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; ongoing market acceptance of the Company's new Class A Common Stock; and other risks and uncertainties listed from time to time in the Company's reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed.
The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

-30-
NUMBER:   4731


                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
         (dollars in millions, except per share amounts)

                               Successor     Predecessor
                              Company (1)   Company (1)
                              Three Months  Three Months
                                 Ended        Ended
                               March 31,    March 31,      %
                                  2004          2003(2)    Change
                              ---------     ------------  --------
Operating Revenues
 Passenger transportation(3) $    1,513    $    1,358       11.4
 Cargo and freight                   34            35       (2.9)
 Other                              154           141        9.2
                              ---------     ---------
  Total Operating Revenues        1,701         1,534       10.9

Operating Expenses
 Personnel costs                    641           622        3.1
 Aviation fuel                      233           213        9.4
 US Airways Express capacity
  purchases                         188           130       44.6
 Aircraft rent                      109           109         --
 Other rent and landing fees        104           106       (1.9)
 Selling expenses                   104            91       14.3
 Aircraft maintenance                90            88        2.3
 Depreciation and amortization       51            67      (23.9)
 Other                              324           315        2.9
                              ---------     ---------
  Total Operating Expenses        1,844         1,741        5.9
                              ---------     ---------
  Operating Loss                   (143)         (207)     (30.9)

Other Income (Expense)
 Interest income                      3             1         NM
 Interest expense, net              (58)          (73)     (20.5)
 Reorganization items, net           --         1,917         NM
 Other, net                          21            (3)        NM
                              ---------     ---------
  Other Income (Expense), Net       (34)        1,842         NM
                              ---------     ---------
Income (Loss) Before Income
 Taxes                             (177)        1,635         NM

  Provision for Income Taxes         --            --         --
                              ---------     ---------

Net Income (Loss)            $     (177)  $     1,635         NM
                              =========     =========

Earnings (Loss) per Common Share(4)
 Basic                       $    (3.28)  $     24.02         NM
 Diluted                     $    (3.28)  $     24.02         NM

Shares Used for Computation (000)
 Basic                           53,972        68,076
 Diluted                         53,972        68,076

NM - Not Meaningful


(1) Successor Company refers to US Airways Group, Inc. (US Airways Group or the Company) on and after March 31, 2003, after giving effect to the cancellation of the then existing common stock and the issuance of new securities in accordance with its plan of reorganization, and application of fresh-start reporting. Predecessor Company refers to US Airways Group prior to March
31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with the 2004 presentation. Among these, revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines were reclassified from "Other" to "Passenger transportation" and "Cargo and freight," as applicable. In addition, expenses related to these agreements, which were previously included in "Other," are presented separately in "US Airways Express capacity purchases."

(3) Includes revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and
Midway Airlines. See also (2) above.

(4) Earnings (Loss) per Common Share amounts may not recalculate due to rounding.

(5) Pursuant to SEC Regulation G, the table below shows a reconciliation of Net Loss, Excluding Unusual Items, a non-GAAP financial measure, to Net Income (Loss)reported on a GAAP basis. This non-GAAP financial measure provides management the ability to measure and monitor US Airways Group's financial performance excluding unusual items which is more indicative of the Company's ongoing operating performance and is more comparable to financial measures reported by other major network airlines.


                                     Successor       Predecessor
                                      Company          Company
                                     Three Months   Three Months
                                       Ended           Ended
                                       March 31,       March 31,
                                         2004            2003
                                        -------          -------
                                               (in millions)
Net Loss, Excluding
  Unusual items                       $   (177)       $   (282)

Unusual Items
   Reorganization items, net (a)            --            1,917
                                        -------         -------
Net Income (Loss)                     $   (177)        $  1,635
                                      =======         =======

(a)	During the first quarter of 2003, US Airways Group, Inc.
recognized $1.92 billion in Other Income (Expense) incurred as a direct result of its Chapter 11 filing. This income includes, among other things, a $3.94 billion gain on discharge of liabilities, a $967 million gain on restructured aircraft financings and a $387 million net gain on the termination of certain pension plans partially offset by $1.11 billion of adjustments related to the revaluation of assets and liabilities in connection with fresh start accounting, $2.17 billion in damage and deficiency claims and $51 million in professional fees.


                        US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                             Successor     Predecessor
                             Company (1)    Company (1)
                             Three Months  Three Months
                               Ended          Ended
                              March 31,     March 31,      %
                                 2004          2003(2)    Change
                              ---------     ------------  --------
Operating Revenues
 Passenger transportation(3) $    1,513    $    1,358       11.4
 Cargo and freight                   34            35       (2.9)
 Other                              137           119       15.1
                              ---------     ---------
  Total Operating Revenues        1,684         1,512       11.4

Operating Expenses
 Personnel costs                    577           562        2.7
 Aviation fuel                      215           197        9.1
 US Airways Express capacity
  purchases                         313           251       24.7
 Aircraft rent                      100           101       (1.0)
 Other rent and landing fees         99            99         --
 Selling expenses                    96            83       15.7
 Aircraft maintenance                72            70        2.9
 Depreciation and amortization       48            63      (23.8)
 Other                              310           288        7.6
                              ---------     ---------
  Total Operating Expenses        1,830         1,714        6.8
                              ---------     ---------
  Operating Loss                  (146)         (202)     (27.7)

Other Income (Expense)
 Interest income                      3             2       50.0
 Interest expense, net              (57)          (73)     (21.9)
 Reorganization items, net           --         1,888         NM
 Other, net                          19            (2)        NM
                              ---------     ---------
  Other Income (Expense), Net       (35)        1,815         NM
                              ---------     ---------
Income (Loss) Before Income
 Taxes                             (181)        1,613         NM

  Provision for Income Taxes         --            --         --
                              ---------     ---------

Net Income (Loss)            $     (181)  $     1,613         NM
                              =========     =========

NM - Not meaningful

(1) Successor Company refers to US Airways, Inc. on and after March 31, 2003, after giving effect to fresh-start reporting.
Predecessor Company refers to US Airways, Inc. prior to March
31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with the 2004 presentation. Among these, revenues related to capacity purchase agreements with Allegheny Airlines, Piedmont Airlines, PSA Airlines, Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines were reclassified from the former classification "US Airways Express transportation revenues" to "Passenger transportation," "Cargo and freight" and "Other," as applicable.

(3) Includes revenues related to capacity purchase agreements with Allegheny Airlines, Piedmont Airlines, PSA Airlines, Mesa
Airlines, Chautauqua Airlines, Trans States Airlines and Midway
Airlines. See also (2) above.


                       US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
     SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (1)

                         (unaudited)

                                Successor   Predecessor
                                 Company      Company
                               Three Months Three Months
                                  Ended       Ended
                                 March 31,   March 31,    %
                                    2004        2003     Change
                                 ----------  ---------- --------
Revenue passenger miles(millions)*
System                        10,079      8,956     12.5
Mainline                        9,119      8,233     10.8
Available seat miles (millions)*
System                        14,769     13,574      8.8
Mainline                       12,988     12,166      6.8
Total available seat miles (millions)
System                        14,771     13,610      8.5
Mainline                       12,990     12,202      6.5
Passenger load factor*
System                          68.2%      66.0%     2.2 pts.
Mainline                         70.2%      67.7%     2.5 pts.
Yield*
System                         15.01c     15.16c    (1.0)
Mainline                        13.27c     13.56c    (2.1)
Passenger revenue per available seat mile*
System                         10.24c     10.00c     2.4
Mainline                         9.32c      9.18c     1.5
Revenue Passengers (thousands)*
System                        12,700     11,796      7.7
Mainline                        9,851      9,427      4.5
Mainline revenue per seat mile*      10.62c     10.41c     2.0
Mainline cost per available seat mile
 ("Mainline CASM")*(2)               11.68c     11.99c    (2.6)
Mainline CASM excluding aviation
  fuel *(2)                        10.02c     10.37c     (3.4)
Average stage length (miles)*         773        732       5.6
Cost of aviation fuel per gallon    99.40c     94.66c      5.0
Cost of aviation fuel per gallon
 (excluding fuel taxes)             93.82c     89.15c      5.2
Gallons of aviation fuel consumed
 (millions)                           216        208       3.8
Scheduled mileage completion
 factor*                             99.3%      98.2%      1.1 pts.
Number of aircraft in operating
 fleet at period-end                  283        285      (0.7)
Full-time equivalent employees at
 period-end                        26,854     27,397      (2.0)

* Scheduled service only (excludes charter service).
c cents

(1)	All statistics include US Airways' "Mainline" operations only unless noted otherwise. System statistics encompass all wholly-owned airline subsidiaries of US Airways Group, including US
Airways, Allegheny Airlines, Piedmont Airlines and PSA Airlines as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines,
Trans States Airlines and Midway Airlines.

(2)	Pursuant to SEC Regulation G, US Airways, Inc. is providing
disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure and monitor US Airways, Inc.'s financial performance at the mainline level both with and without the cost of aviation fuel as both the cost and availability of aviation fuel are subject to many economic and political factors beyond
US Airways, Inc.'s control and mainline measures are more comparable to financial measures reported to the Department of Transportation by other major network airlines.


                                     Successor       Predecessor
                                      Company          Company
                                    Three Months     Three Months
                                       Ended           Ended
                                      March 31,        March 31,
                                        2004             2003
                                        -------          -------
                                             (in millions,
                                     except per seat mile amounts)
Passenger transportation revenue
 reconciliation:
  GAAP passenger transportation revenue $ 1,513         $ 1,358
  Less: US Airways Express passenger
    transportation revenue                (303)            (241)
                                          -----            -----
Mainline passenger transportation
    Revenue                            $ 1,210          $ 1,117


Operating revenues reconciliation:
  GAAP operating revenues               $ 1,684          $ 1,512
  Less: US Airways Express operating
     Revenues                             (304)            (242)
                                          -----            -----
Mainline operating revenues             $ 1,380          $ 1,270


Operating expenses reconciliation:
  GAAP operating expenses               $ 1,830          $ 1,714
  Less: US Airways Express capacity
     Purchases                            (313)             (251)
                                          -----            -----
Mainline operating expenses             $ 1,517          $ 1,463


Cost per available seat mile reconciliations: (1)
 Cost per available seat mile excluding
     US Airways Express capacity
     purchases ("Mainline CASM")         11.68c          11.99c
 Aviation fuel - mainline                (1.66)          (1.62)
                                         -----            -----
Mainline CASM aviation fuel              10.02c          10.37c


(1) Amounts may not recalculate due to rounding.